UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2018

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

0-15536	23-2428543
(Commission file number)	(IRS employer ID)

105 Leader Heights Road
PO Box 2887
York, Pennsylvania	17405-2887
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – 717-747-1519

N/A

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2018, Codorus Valley Bancorp, Inc. (the “Company”) issued a press release announcing the employment of Craig L. Kauffman, age 55, as the Executive Vice President and Chief Operating Officer of the Company and as President and Chief Executive Officer of PeoplesBank, a Codorus Valley Company, the Company’s wholly-owned bank subsidiary (the “Bank”), effective as of August 16, 2018. The Company also announced that the Bank Board of Directors appointed Mr. Kauffman as a Director of the Bank at its regular board meeting on August 14, 2018. Mr. Kauffman also was appointed to the Executive Committee and the Enterprise Risk Management Committee of the Bank Board.

Prior to his employment with the Company and the Bank, Mr. Kauffman most recently served as a Regional President of BB&T Bank from August of 2015 and prior to that time as Pennsylvania CEO of Susquehanna Bank, headquartered in Lititz, Pennsylvania from 2013 to 2015.

On August 6, 2018, the Company and the Bank entered into an Employment Agreement (the “Agreement”) with Mr. Kauffman to be effective as of August 16, 2018. The following summarizes the material terms of the Agreement.

The Agreement provides for an initial two (2) year term at an initial annual base salary of Three Hundred Fifty Thousand Dollars ($350,000). The Agreement will be automatically renewed on August 16 of each year for successive two (2) year terms, unless either the Company or the executive gives written notice of non-renewal to the other party at least ninety (90) days prior to August 16 of any year, in which case the Agreement will continue in effect for a term ending one (1) year from the annual renewal date immediately following such notice.

Under the Agreement, Mr. Kauffman will receive a grant of Company restricted common stock equal in value at the time of grant to Fifty Thousand Dollars ($50,000). The shares of restricted stock will vest ratably over a three (3) year period.

The Agreement also provides for a signing a bonus in the amount of Fifty Thousand Dollars ($50,000) to be paid within ten (10) days after the start date.

The Agreement also provides that Mr. Kauffman will be eligible to receive an equity award under the Company’s 2017 Long Term Incentive Plan (“LTIP”) for calendar year 2018 at a target percentage of base salary equal to 12.5%, which equates to a target amount of $43,750. The equity award may be comprised of a combination of stock options and restricted stock, each of which will have a time vest and a performance vest component. The Agreement also provides that Mr. Kauffman will be eligible to participate in the LTIP for calendar year 2019 at a target percentage of base salary equal to 25%. Mr. Kauffman will not be eligible to participate in the Company’s annual cash Executive Incentive Plan for calendar year 2018, but will be eligible to participate in that Plan for calendar year 2019 at a target percentage of base salary equal to 25%.

Under the Agreement, Mr. Kauffman will be provided with a non-qualified deferred compensation plan effective in 2019 to which the Company would credit an amount equal to 15% of his base salary each year as a supplemental retirement income benefit. Mr. Kauffman’s participation in this Plan will be subject to the vesting requirements and other terms and conditions of the Plan.

The Agreement also provides Mr. Kauffman with reimbursement for business expenses, not less than twenty-seven (27) paid time off days in each calendar year, use of a Bank-owned automobile or receipt of an automobile allowance and a country club membership.

The Agreement also provides that Mr. Kauffman may terminate his employment for “good reason” (as defined in the Agreement) after notice to the Company or the Bank within ninety (90) days after the initial existence of the condition giving rise to the right to terminate and the failure of the Company or Bank to cure the situation within thirty (30) days after receipt of such notice.

The Agreement provides for a lump sum payment to Mr. Kauffman and certain benefit continuation if his employment is involuntarily terminated without “cause,” as defined in the Agreement, or if Mr. Kauffman terminates his employment for “good reason.” The amount of the payment and duration of the benefit continuation varies depending upon whether the termination follows a “change of control,” as defined in the Agreement.

Specifically, if Mr. Kauffman’s employment is terminated within two (2) years following a change of control, he will be paid an amount equal to two (2) times the sum of: (A) his then current base salary and (B) the highest cash bonus paid to him with respect to one of the three (3) calendar years preceding the year of termination and his benefits will be continued for two (2) years from the date of termination.

If Mr. Kauffman’s employment is terminated within two (2) years from the date of the Agreement, and no change in control shall have occurred as of the date of termination, he will be paid an amount equal to two (2) times his current annual base salary and his benefits will be continued for two (2) years from the date of termination. If Mr. Kauffman’s employment is terminated more than two (2) years after the date of the Agreement, and no change of control shall have occurred as of the date of termination, he will be paid an amount equal to one (1) times his current annual base salary and his benefits will be continued for one (1) year from the date of termination.

The Agreement provides that the total payments due Mr. Kauffman in connection with a termination of employment following a change of control shall be reduced to avoid the imposition of an excise tax and loss of deductibility under Section 280G and Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). The Agreement also contains provisions intending that any payments to Mr. Kauffman comply with Section 409A of the Code.

Under the Agreement, Mr. Kauffman also is subject to confidentiality obligations both during the period of his employment and following any termination of his employment. During the course of his employment with the Company and the Bank, and for a period of 12 months following the termination of employment for any reason (whether such termination is voluntary or involuntary), Mr. Kauffman is prohibited from contacting or soliciting or engaging in business with or otherwise providing services to (either directly or indirectly) any of the Bank’s customers, vendors, suppliers and referral sources, nor will he recruit or encourage any employees of the Company or the Bank to terminate their relationship with the Company or the Bank or to seek employment with another entity. Mr. Kauffman also agreed that, during his employment and for a period of 12 months after his employment terminates for any reason, he will not compete with the Company or the Bank, or provide assistance to any person engaged in either banking or lending or financial services or insurance business within a fifty (50) mile radius of any branch banking office of the Bank.

The above summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

No. Description

10.1	Employment Agreement of Craig L. Kauffman dated August 6, 2018.

99.1	Press Release of Codorus Valley Bancorp, Inc. dated August 16, 2018.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

CODORUS VALLEY BANCORP, INC.

Date:	August 16, 2018	By:	/s/ Larry J. Miller
Larry J. Miller
Chairman, President and
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement of Craig L. Kauffman dated August 6, 2018

99.1	Press Release of Codorus Valley Bancorp, Inc. dated August 16, 2018